UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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Air Products and Chemicals, Inc.

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On January 9, 2025, Air Products and Chemicals, Inc. (the “Company”) made the following statement in response to inbound media requests:

We strongly disagree with Glass Lewis’ sloppily compiled view. Mantle Ridge has not put forward a plan to create long-term shareholder value. Their nominees would create a destabilizing amount of change for the Company, and remove significant and relevant expertise from our Board, derail the meaningful progress Air Products has made as a first mover and leader in the clean hydrogen industry, and threaten our future performance.

Glass Lewis ignores facts about our financial performance, project execution and succession planning, makes several blatant errors, and mischaracterizes our position in several areas. Glass Lewis also blithely dismisses the serious deficiencies of Mantle Ridge’s nominees, including Dennis Reilley’s alleged leaking of confidential information while a director on three boards as demonstrated by sworn court testimony that Mr. Reilley has not denied, as well as the inadequacy of Eduardo Menezes as CEO candidate. Glass Lewis even gets the name of one of our nominees wrong.

We believe following Glass Lewis would be value destructive for shareholders.

Also on January 9, 2025, the Company issued the following press release and posted the same to its websites, https://www.voteairproducts.com/ and https://www.airproducts.com/:

Air Products and Chemicals, Inc.

1940 Air Products Boulevard, Allentown, PA 18106-5500

www.airproducts.com

Air Products Sends Letter to Shareholders Correcting Mantle Ridge’s Falsehoods and Misleading Claims

LEHIGH VALLEY, PA – January 9, 2025 – Air Products’ (NYSE:APD) Board of Directors today sent a letter to shareholders in connection with its upcoming 2025 Annual Meeting of Shareholders (the “Annual Meeting”), which will be held at 8:30 a.m. U.S. Eastern Time on January 23, 2025. All Air Products shareholders of record as of the close of business on November 27, 2024 will be entitled to vote at the Annual Meeting. The letter is available at voteairproducts.com.

The full text of the letter to shareholders follows:

Dear Fellow Shareholder,

As the Air Products Annual Meeting quickly approaches, you have an important decision to make regarding the future of your investment. We are hard at work executing on our strategy to deliver long-term, sustainable value for shareholders by growing our core industrial gas business, while capitalizing upon our first-mover advantage in clean hydrogen.

Mantle Ridge is seeking to mislead shareholders to achieve its self-interested, short-term goals. It has provided false and out-of-context information in a desperate attempt to distract from Air Products’ progress and the deficiencies of Mantle Ridge’s underqualified director candidates, who are inferior to Air Products’ highly qualified candidates. We are writing to set the record straight regarding certain of Mantle Ridge’s unfounded claims:

Claim[1]	Facts

Management and Board

×  “Mantle Ridge’s Four Director Nominees are Highly Qualified”

The Truth: Air Products’ nominees have significantly superior and more recent experience in industrial gases and chemicals, namely Alfred Stern, Wayne Smith, Bob Patel and Lisa Davis.

✓  Paul Hilal possesses zero industrial experience, zero chemicals or energy experience, and zero industrial gases experience. Counting “engagement with APD” as such is incredibly misleading given Mr. Hilal has never served as a director of Air Products. Working at hedge funds that owned shares in Air Products 10 years apart does not create industrial gas expertise. Mr. Hilal also has a track record of shareholder value destruction and mismanaged succession processes at all of Mantle Ridge’s public activist campaigns – Aramark, CSX and Dollar Tree.

✓  Unable to attract the high-caliber nominees that Air Products’ Board could accept, Mr. Hilal appears to have turned to his pre-existing relationships and substandard nominees, who are accustomed to being hired by activist investors, so that he can fill his now even further reduced slate of candidates.

[1]	From Mantle Ridge’s Refreshing Air Products Presentation dated December 17, 2024 and Mantle Ridge’s Prosperity Begins with Integrity letter to Air Products’ shareholders dated January 6, 2025.

✓  Dennis Reilley has outdated experience – his last executive or operating role was over 18 years ago, and his last board seat was nearly six years ago. Mr. Reilley was also a former Mantle Ridge nominee at CSX and Dollar Tree and has misaligned himself from the interests of Air Products’ shareholders by entering into a two-year consulting agreement with Mantle Ridge.

✓  Sworn testimony on Mr. Reilley reportedly leaking confidential board information to a neighbor while serving on the boards of Covidien, DowDuPont and Marathon Oil, should certainly be disqualifying if true.

✓  Tracy McKibben’s energy experience stems mostly from running what appears to be her own small investment and consulting firm rather than direct, executive level experience possessed by the Company’s nominees, Lisa Davis and Alfred Stern. Ms. McKibben also has a concerning history with activist investor The Clinton Group while serving on the board of a microcap company whose shares dropped from $43.60 to just $0.75 during her tenure on the board.

✓  Andrew Evans has industry credentials limited to the U.S. and renewable energy experience that is inferior in caliber and scope to that of the Company nominees, specifically Lisa Davis. Mr. Evans similarly has affiliations with activist investor Carl Icahn, suggesting Mr. Evans and Ms. McKibben were chosen by Mantle Ridge for their potential loyalty to Mr. Hilal, rather than superior skillsets.

✓  We believe the appointment of any one of Mantle Ridge’s underqualified candidates to our Board could be fundamentally destructive to our business.

×   “Lack of credible succession plan”

The Truth: We have a CEO succession plan underway and anticipate timely announcement of a new President and related timeline for CEO succession no later than March 31, 2025.

✓  The Board recognizes that succession planning is one of our most important roles, and an ongoing process based on the unique needs of the Company.

✓  The process, which was launched in January 2023 and was formally announced in August 2024, prior to D.E. Shaw’s or Mantle Ridge’s involvement, is led by our Lead Independent Director with the support of the full Board and an independent search firm.

✓  The Board search process has included 1000+ candidates. Five prioritized candidates are in the course of being actively assessed by the full Board. These candidates are of superior caliber and experience, well-known to investors, and are current or former public company CEOs with significant international experience and relationships.

✓  This proxy contest has stalled our progress as many of the candidates have made clear they want to understand the outcome of the election before proceeding. We anticipate the announcement of a new President and related timeline for CEO succession no later than March 31, 2025.

×   “...Mantle Ridge believes the reconstituted Board should interview Eduardo Menezes...”

The Truth: Mantle Ridge is seemingly more interested in erratically and self-servingly replacing a successful and well-respected CEO with an underqualified candidate who will do their short-term bidding to the detriment of long-term value creation for shareholders.

✓  Air Products is a global and complex organization with an approximately $65 billion market capitalization,[2] over 23,000 employees and industrial gas projects in more than 50 countries. These include world-scale projects that require interacting with heads of state and other government officials. Accordingly, prior public company CEO experience is a critical requirement for our next CEO, as is a thoughtful transition process.

✓  Eduardo Menezes does not possess any public company CEO or board experience. Mantle Ridge admits in its December 10, 2024 letter to Air Products’ shareholders that Mr. Menezes was passed over for an “able alternative” as CEO of Linde.

✓  Further, Mr. Menezes has been retired since leaving Linde in 2021. He would require substantial on-the-job training to get up to speed during a pivotal moment for the Company.

✓  Mr. Menezes is insufficiently experienced and fails to meet the criteria for Air Products’ next CEO that the Board has been actively pursuing.

✓  Mantle Ridge does not trust their own CEO candidate to stand alone. Mantle Ridge only advocates for Mr. Menezes’ appointment as CEO if paired with Mr. Reilley who has stale experience and appears disqualified to ever serve on a board again, based on media reports and court transcripts that he leaked confidential board information at three public companies where he served as a director.

×   Ed Monser “Failed to adequately engage with shareholders D.E. Shaw & Co. and Mantle Ridge”

×   “Independent Directors’ access to shareholders is limited or chaperoned”

The Truth: The Board is open to shareholder feedback and is committed to maintaining a robust shareholder engagement program. As such, the Board engaged with both D.E.

✓  Mr. Hilal’s suggestion that director engagement with shareholders has been “chaperoned” is disingenuous. During FY 2024, independent directors held a number of meetings to discuss a range of topics with our largest shareholders.

✓  Following receipt of D.E. Shaw’s letter, the full Board met in person with D.E. Shaw to hear their views directly. This meeting occurred prior to Mantle Ridge’s involvement and D.E. Shaw’s subsequent decision not to formally nominate directors.

✓  Less than a week after learning of Mantle Ridge’s investment, an ad-hoc committee of independent Air Products directors held a four-hour in-person meeting with Mantle Ridge to better understand Mr. Hilal’s proposals for the Company. Mantle Ridge came ill-prepared with no formal presentation and focused the discussion on taking control of the Board and replacing a majority of the management team. Mantle Ridge initially proposed Mr. Reilley as a temporary CEO replacement until Air Products directors questioned his lack of recent experience and the instability of appointing an interim CEO. Several days later it was leaked to the media that Mantle Ridge’s CEO candidate would be Mr. Menezes, who has never served as a public company CEO or director, and Mr. Reilley would be offered up as Executive Chairman.

[2]	Based on market capitalization as of December 31, 2024.

Shaw and Mantle Ridge, and Ed Monser himself had multiple follow-up calls with Mr. Hilal.

✓  The Board concluded that Mantle Ridge’s choice of successor to Mr. Ghasemi was deeply troubling and called into question Mr. Hilal’s judgment and preparation in seeking control of Air Products without any substantive plan for value creation. It led the Board to conclude that further engagement with Mantle Ridge would be fruitless and the best course of action was to let shareholders decide the Company’s direction.

Business Strategy and Capital Allocation

×   “Several speculative projects have been pursued with flaws and risks that are incompatible with the core business”

The Truth: Significant market demand for clean hydrogen exists today and is growing, validating our strategy with major offtakes for our projects. Clean hydrogen is a natural extension of our leading core industrial gas business model.

✓  Air Products has been at the forefront of capitalizing on clean hydrogen opportunities thanks to the scale and strategic positioning of its projects, as illustrated by its pioneering agreement to supply 70,000 tpy of green hydrogen to TotalEnergies under a 15-year take-or-pay offtake beginning in 2030.

✓  Various leading companies, including TotalEnergies, have issued requests for quotation, requesting capacity that far exceeds the capacity of our green hydrogen projects. The output of our NEOM project represents less than 5% of the gray hydrogen used by European refineries today.

✓  Capturing even a small portion of the estimated global clean hydrogen market opportunity positions Air Products to deliver significant growth and shareholder value.

✓  We are replicating our core industrial gas business model in clean hydrogen, and we expect our clean hydrogen projects to deliver returns at or above our core industrial gas return levels, producing significant additional value to our shareholders. We will produce hydrogen under long-term, take-or-pay (e.g., minimum volume) arrangements, with anchor customers and long-term committed offtake.

✓  We have rejected projects that did not satisfy our return thresholds and constantly assess project returns and risks. To that effect, we are not pursuing the Texas Green Hydrogen joint venture, as it did not meet our established guidelines for new, low-carbon projects.

×   “Lack of substantial offtake with creditworthy customer[s]”

The Truth: We have always intended to have fully-committed and reliable long-term offtake at attractive economics at the onstream date for our clean hydrogen projects.

✓  Our clean hydrogen projects will be underpinned by a majority of long-term, take-or-pay agreements with high quality customers, consistent with our traditional hydrogen business.

✓  This strategy is evident in our current offtake agreements. To provide a few examples:

•   ~35% of NEOM production is contracted on a take-or-pay basis, with negotiations underway for remaining production. We have a 15-year agreement with TotalEnergies to supply their European refineries. Founded in 1924, TotalEnergies is one of the largest energy companies in the world, with a $126 billion market capitalization[3] and A+ / Aa3 investment grade credit ratings.

[3]	Per Capital IQ. Market data as of December 31, 2024.

•  ~60% of Alberta, Canada production is committed, with negotiations underway for remaining production. We have a long-term contract with anchor customer Imperial Oil, Canada’s largest petroleum refiner which is majority-owned by ExxonMobil.[4]

•  We are in active discussions with potential offtakers for our Louisiana project, which is expected to come onstream in 2028. There remains significant time to finalize offtake contracts before the onstream date, and we will be strategic about our timing.

Financial Performance

×   “Below-Peer Profitability: EBITDA and EBIT Margins trail Linde...”

The Truth: We have industry-leading Adjusted EBITDA margin.[5] We enjoy margins similar to Linde and meaningfully higher than Air Liquide and Nippon Sanso.

✓  Our FY2024 Adjusted EBITDA margin[5] was 41.7%, versus Linde’s disclosed margin of 38.2%.[6] Consistent with how Linde reports its equity affiliates’ income, we include equity affiliates’ income in Adjusted EBITDA but not in sales.

✓  We have consistently reported our Adjusted Operating margin[5] above without any equity affiliates’ income contribution, and we still maintain a strong margin on this basis. Our FY2024 Adjusted Operating margin[5] above of 24.4% trails Linde (28.8%) but is higher than Air Liquide (19.2%) and Nippon Sanso (13.1%).[7]

× “Misleading Growth Calculation: not 10%, rather 8% EPS CAGR” The Truth: We have delivered consistent results despite significant volatility in the global economy,

✓  Our double-digit growth rate reflects the same underlying business from beginning to end to ensure a like-for-like comparison. We consistently reconcile fiscal year Adjusted EPS and transparently disclose adjustments to arrive at the non-GAAP measure. Significant contributions from business divestitures, such as the 2016 Electronics Materials Division (“EMD”) and 2017 Performance Materials Division (“PMD”), are not considered a like-for-like comparison to underlying business. Our FY2024 Adjusted EPS[5] above does not include any contribution from these two businesses.

[4]	ExxonMobil company website.
[5]	Non-GAAP financial measure. See website for reconciliation.
[6]	Per Linde publicly-available company materials. Reflects Air Products and Linde on an LTM (“last 12 months”) 9/30/2024 basis.
[7]	Reflects Air Products, Linde and Nippon Sanso on an LTM 9/30/2024 basis and Air Liquide on an LTM 6/30/2024 basis, based on latest publicly-available financial statements.

including an 11% compound annual growth rate in our Adjusted EPS[5] between FY2014 and FY2024.

✓  Adjustments for capital structure and financing decisions, such as the EMD and PMD divestiture proceeds which were used to repay maturing debt, are not appropriate in EPS.

•  We did not redeploy the proceeds from EMD and PMD in a way that fundamentally changed the underlying business or skewed our long-term growth trajectory. Rather, we primarily used net proceeds to repay debt. Further, it would not be appropriate to include the EMD contribution to FY2014 Adjusted EPS because we spun-off the business and most of the value from that transaction accrued to our shareholders – not Air Products.[8]

✓  Moreover, our long-term organic sales growth is also higher than that of our peers. Air Products has grown at a 4% compound annual growth rate from FY2014 to FY2024.[9] The closest peer has a 2% long-term organic sales compound annual growth rate.

×   “ROIC is worst in industry”

The Truth: Based on Mantle Ridge’s calculations, Air Products’ ROIC (Return on Invested Capital) would be higher than that of Air Liquide’s if not for Mantle Ridge’s adjustment to remove goodwill and indefinite intangible assets from capital employed[10] – thereby giving Air Liquide the benefit of acquired profits while not properly capturing the consideration used to acquire those profits.

✓  Mantle Ridge’s adjusted ROIC figures for Air Products are based on Mantle Ridge’s extrapolation and are not substantiated by Company data. Mantle Ridge has created its own arbitrary definition of return, referred to as “MR Adj. ROIC Excluding Construction in Progress,” without providing sufficient data and detailed sourcing to support its assumptions.

✓  Based on Mantle Ridge’s calculations,[11] Air Products’ ROIC would be one percent higher than that of Air Liquide if not for Mantle Ridge’s adjustment to remove goodwill and indefinite intangible assets from capital employed. This adjustment gives Air Liquide the benefit of acquired profits while not accounting for some of the consideration used to acquire those profits. Further, neither of Air Products nor Air Liquide report their returns on this basis.

[8]	Air Products only repaid approximately $1 billion of debt with EMD proceeds, while EMD’s initial market capitalization following separation in 2016 was greater than $2.5 billion.
[9]

Peers include Air Liquide, Linde and Nippon Sanso. Air Products based on GAAP sales CAGR from 9/30/14 to 9/30/24 as reclassified to give effect to divestitures of the PMD and EMD businesses. Air Liquide based on CAGR from 12/31/14 to 12/31/24(E) and is adjusted for its acquisition of Airgas. Linde based on CAGR from 12/31/16 to 12/31/24(E) and is adjusted for its combination with Praxair. Nippon Sanso based on CAGR from 3/31/18 to 3/31/25(E) and is adjusted for its acquisition of Praxair European Assets. Starting revenue data-point is converted to USD at historical FX rate.

[10]	From page 136 of Mantle Ridge’s Refreshing Air Products Presentation dated December 17, 2024.
[11]	From Mantle Ridge’s Refreshing Air Products Presentation dated December 17, 2024; page 136 titled Return on Invested Capital is Far Below Peers.

Other Matters

×   “A 2021 arbitration panel found that the company Mr. Ghasemi previously led committed a largescale fraud on his watch.”

The Truth: Mantle Ridge is attempting to smear Mr. Ghasemi by distorting a commercial dispute involving Rockwood Holdings – in which Mr. Ghasemi was dismissed as a party – perhaps to distract from ethical questions against Mr. Reilley.

✓  Mantle Ridge has distorted a commercial dispute involving Rockwood Holdings and its sale in 2014 to Huntsman International when Mr. Ghasemi served as CEO.

✓  Huntsman International sued Rockwood Holdings and the engagement moved to arbitration. Mr. Ghasemi and other named officers of Rockwood were dismissed as parties from the action prior to its resolution.

✓  In a letter to the Air Products Board dated October 4, 2024, Mantle Ridge stated: “We have admired with greatest satisfaction the Company’s many important achievements under Seifi’s leadership, and under the stewardship of the Board. We have a deep admiration and personal regard and affection for Seifi.” Mantle Ridge went further to say: “We are confident that change can be effected in a way that ensures Seifi’s legacy is duly protected, preserved, and celebrated. This is a priority for us, just as it is for the Board.”

✓  Mantle Ridge seems to be spinning the facts of an unrelated commercial transaction to be convenient for its own interests perhaps to distract from the ethical questions against its own candidate, Mr. Reilley.

×   “To be clear, Mr. Reilley in no way acted inappropriately, and has never been accused of or charged with any impropriety or wrongdoing in connection with the matter.”

The Truth: According to the court filings, two individuals testified under oath that a Director (later identified in media

✓  In February 2019, a purported friend of Mr. Reilley, John Davidson, signed a plea agreement with the United States, admitting to making a false statement to the FBI that he had never received from “D.R.” any non-public information, which “D.R.” had acquired as a result of his position on the boards of Marathon Oil, DowDuPont, or Covidien.[12] The plea agreement used the initials “D.R.” only when referring to the director in question. We note that Mr. Reilley was not named directly in the complaint by the United States.

✓  Shortly thereafter, the media reported on the charges brought against Mr. Davidson, and noted clearly that the charges stemmed from the FBI’s investigation into Mr. Reilley and whether insider information was provided about the impending merger of Covidien PLC, with its rival, Medtronic Inc.

✓  In an SEC enforcement action against an associate of Mr. Davidson, John Special, who was ordered to pay nearly $3 million for allegedly trading on the basis of the information leaked by Mr. Davidson, Mr. Special claimed to have received material, non-public information from a “Director” who served on the Boards of Covidien, Marathon Oil and DowDuPont, including, in the case of Covidien, regarding a proposed transaction between Covidien and Medtronic.

[12]	Nolan Clay, The Oklahoman, February 27, 2019, “FBI insider trading probe results in criminal charge in Oklahoma City federal court”

reports as Mr. Reilley) leaked confidential board information from three separate public companies, to a neighbor, including information regarding a merger transaction before it was publicly announced.

✓  While Mr. Reilley was never formally charged by the FBI or the SEC for any wrongdoing, the information revealed, if true, raises grave concerns about Mr. Reilley’s judgement, trustworthiness and ability to comply with his basic duty of confidentiality as a director.

✓  These circumstances not only call into question Mantle Ridge’s judgment in putting Mr. Reilley forward, but also the credibility of the entire Mantle Ridge slate and campaign. In the Board’s view, this matter should disqualify Mr. Reilley from ever again serving on a public company board.

While Mantle Ridge pursues its campaign to appoint underqualified candidates to our Board with no clear plan for meaningful value creation, the Air Products Board and management team remain focused on maximizing value for all shareholders.

We strongly recommend that you vote your shares “FOR” ONLY Air Products’ Nominees on the WHITE proxy card. Please discard any blue proxy card you may receive from Mantle Ridge.

Thank you for your support.

Sincerely,

The Air Products Board of Directors

For more information regarding our Board nominees and strategy, please visit:

www.voteairproducts.com.

YOUR VOTE IS IMPORTANT. Whether or not you plan to virtually attend the 2025 Annual Meeting, please take a few minutes now to vote by Internet or by telephone by following the instructions on the WHITE proxy card, or to sign, date and return the enclosed WHITE proxy card in the enclosed postage-paid envelope provided. Regardless of the number of Company shares you own, your presence by proxy is helpful to establish a quorum and your vote is important.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ONLY AIR PRODUCTS’ NINE NOMINEES AND PROPOSALS ON THE ENCLOSED WHITE PROXY CARD.

If you have any questions or require any assistance with voting your shares,

please call the Company’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders: 1 (877) 750-0537 (toll-free from the U.S. and Canada)

or +1 (412) 232-3651 (from other countries)

About Air Products

Air Products (NYSE:APD) is a world-leading industrial gases company in operation for over 80 years focused on serving energy, environmental, and emerging markets and generating a cleaner future. The Company supplies essential industrial gases, related equipment and applications expertise to customers in dozens of industries, including refining, chemicals, metals, electronics, manufacturing, medical and food. As the leading global supplier of hydrogen, Air Products also develops, engineers, builds, owns and operates some of the world’s largest clean hydrogen projects, supporting the transition to low- and zero-carbon energy in the industrial and heavy-duty transportation sectors. Through its sale of equipment businesses, the Company also provides turbomachinery, membrane systems and cryogenic containers globally.

Air Products had fiscal 2024 sales of $12.1 billion from operations in approximately 50 countries and has a current market capitalization of about $65 billion. Approximately 23,000 passionate, talented and committed employees from diverse backgrounds are driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance sustainability and reimagine what’s possible to address the challenges facing customers, communities, and the world. For more information, visit airproducts.com or follow us on LinkedIn, X, Facebook or Instagram.

Non-GAAP Financial Measures

This communication contains certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including adjusted EPS and adjusted EBITDA margin. On our website, at investors.airproducts.com, we have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. Management believes these non-GAAP financial measures provide investors, potential investors, securities analysts, and others with useful information to evaluate our business because such measures, when viewed together with our GAAP disclosures, provide a more complete understanding of the factors and trends affecting our business. The non-GAAP financial measures supplement our GAAP disclosures and are not meant to be considered in isolation or as a substitute for the most directly comparable measures prepared in accordance with GAAP. These measures may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements

This communication contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s expectations and assumptions as of the date of this communication and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including the risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and other factors disclosed in our filings with the Securities and Exchange Commission. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs or expectations or any change in events, conditions or circumstances upon which any such forward-looking statements are based.

#      #      #

Media Inquiries:

Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com

Investor Inquiries:

Eric Guter, tel: (610) 481-1872; email: guterej@airproducts.com

Mun Shieh, tel: (610) 481-2951; shiehmh@airproducts.com

Also on January 9, 2025, the Company mailed the following letter to its shareholders and posted the same to its websites, https://www.voteairproducts.com/ and https://www.airproducts.com/:

Vote “FOR” Only Air Products’ Highly Qualified Director Nominees on the WHITE Proxy CardJanuary 9, 2025Dear Fellow Shareholder,As the Air Products Annual Meeting quickly approaches, you have an important decision to make regarding the future of your investment. We are hard at work executing on our strategy to deliver long-term, sustainable value for shareholders by growing our core industrial gas business, while capitalizing upon our first-mover advantage in clean hydrogen. Mantle Ridge is seeking to mislead shareholders to achieve its self-interested, short-term goals. It has provided false and out-of-context information in a desperate attempt to distract from Air Products’ progress and the deficiencies of Mantle Ridge’s underqualified director candidates, who are inferior to Air Products’ highly qualified candidates. We are writing to set the record straight regarding certain of Mantle Ridge’s unfounded claims:

Management and Board

Claim[1]

"Mantle Ridge's Four Director Nominees are Highly Qualified"

The Truth

Air Products' nominees have significantly superior and more recent experience in industrial gases and chemicals, namely Alfred Stern, Wayne Smith, Bob Patel and Lisa Davis.

FACTS

- **Paul Hilal possesses zero industrial experience, zero chemicals or energy experience, and zero industrial gases experience.** Counting "engagement with APD" as such is incredibly misleading given Mr. Hilal has never served as a director of Air Products. Working at hedge funds that owned shares in Air Products 10 years apart does not create industrial gas expertise. Mr. Hilal also has a track record of shareholder value destruction and mismanaged succession processes at all of Mantle Ridge's public activist campaigns — Aramark, CSX and Dollar Tree.
- **Unable to attract the high-caliber nominees that Air Products' Board could accept, Mr. Hilal appears to have turned to his pre-existing relationships and substandard nominees, who are accustomed to being hired by activist investors, so that he can fill his now even further reduced slate of candidates.**
- **Dennis Reilley has outdated experience** — his last executive or operating role was over 18 years ago and his last board seat was nearly six years ago. Mr. Reilley was also a former Mantle Ridge nominee at CSX and Dollar Tree and has misaligned himself from the interests of Air Products' shareholders by entering into a two-year consulting agreement with Mantle Ridge.
- **Sworn testimony on Mr. Reilley reportedly leaking confidential board information to a neighbor while serving on the boards of Covidien, DowDuPont and Marathon Oil, should certainly be disqualifying if true.**
- **Tracy McKibben's energy experience stems mostly from running what appears to be her own small investment and consulting firm rather than direct, executive level experience possessed by the Company's nominees, Lisa Davis and Alfred Stern.** Ms. McKibben also has a concerning history with activist investor The Clinton Group while serving on the board of a microcap company whose shares dropped from $43.60 to just $0.75 during her tenure on the board.
- **Andrew Evans has industry credentials limited to the U.S. and renewable energy experience that is inferior in caliber and scope to that of the Company nominees, specifically Lisa Davis.** Mr. Evans similarly has affiliations with activist investor Carl Icahn, suggesting Mr. Evans and Ms. McKibben were chosen by Mantle Ridge for their potential loyalty to Mr. Hilal, rather than superior skillsets.
- We believe the appointment of any one of Mantle Ridge's underqualified candidates to our Board could be fundamentally destructive to our business.

1

Claim

"Lack of credible succession plan"

The Truth

We have a CEO succession plan underway and anticipate timely announcement of a new President and related timeline for CEO succession no later than March 31, 2025.

FACTS

- The Board recognizes that succession planning is one of our most important roles, and an ongoing process based on the unique needs of the Company.
- The process, which was launched in January 2023 and was formally announced in August 2024, prior to D.E. Shaw's or Mantle Ridge's involvement, is led by our Lead Independent Director with the support of the full Board and an independent search firm.
- The Board search process has included 1000+ candidates. **Five prioritized candidates are in the course of being actively assessed by the full Board.** These candidates are of superior caliber and experience, well-known to investors, and are current or former public company CEOs with significant international experience and relationships.
- This proxy contest has stalled our progress as many of the candidates have made clear they want to understand the outcome of the election before proceeding. We anticipate the announcement of a new President and related timeline for CEO succession no later than March 31, 2025.



We recommend you vote your shares "FOR" ONLY Air Products' Nominees — Tonit M. Calaway, Charles Cogut, Lisa A. Davis, Seifollah Ghasemi, Jessica Trocchi Graziano, Edward L. Monser, Bhavesh V. ("Bob") Patel, Wayne T. Smith and Alfred Stern — on the Company's WHITE proxy card.

2

Claim

"...Mantle Ridge believes the reconstituted Board should interview Eduardo Menezes..."

The Truth

Mantle Ridge is seemingly more interested in erratically and self-servingly replacing a successful and well-respected CEO with an underqualified candidate who will do their short-term bidding to the detriment of long-term value creation for shareholders.

FACTS

- Air Products is a global and complex organization with an approximately $65 billion market capitalization,[2] over 23,000 employees and industrial gas projects in more than 50 countries. These include world-scale projects that require interacting with heads of state and other government officials. Accordingly, **prior public company CEO experience is a critical requirement for our next CEO, as is a thoughtful transition process.**
- **Eduardo Menezes does not possess any public company CEO or board experience.** Mantle Ridge admits in its December 10, 2024 letter to Air Products' shareholders that Mr. Menezes was passed over for an "able alternative" as CEO of Linde.
- Further, Mr. Menezes has been retired since leaving Linde in 2021. He would require substantial on-the-job training to get up to speed during a pivotal moment for the Company.
- **Mr. Menezes is insufficiently experienced and fails to meet the criteria for Air Products' next CEO that the Board has been actively pursuing.**
- **Mantle Ridge does not trust their own CEO candidate to stand alone. Mantle Ridge only advocates for Mr. Menezes' appointment as CEO if paired with Mr. Reilley who has stale experience and appears disqualified to ever serve on a board again, based on media reports and court transcripts that he leaked confidential board information at three public companies where he served as a director.**

Claim

Ed Monser "Failed to adequately engage with shareholders D.E. Shaw & Co. and Mantle Ridge"

"Independent Directors' access to shareholders is limited or chaperoned"

The Truth

The Board is open to shareholder feedback and is committed to maintaining a robust shareholder engagement program. As such, the Board engaged with both D.E. Shaw and Mantle Ridge, and Ed Monser himself had multiple follow-up calls with Mr. Hilal.

FACTS

- **Mr. Hilal's suggestion that director engagement with shareholders has been "chaperoned" is disingenuous.** During FY 2024, independent directors held a number of meetings to discuss a range of topics with our largest shareholders.
- **Following receipt of D.E. Shaw's letter, the full Board met in person with D.E. Shaw to hear their views directly.** This meeting occurred prior to Mantle Ridge's involvement and D.E. Shaw's subsequent decision not to formally nominate directors.
- **Less than a week after learning of Mantle Ridge's investment, an ad-hoc committee of independent Air Products directors held a four-hour in-person meeting with Mantle Ridge to better understand Mr. Hilal's proposals for the Company.** Mantle Ridge came ill-prepared with no formal presentation and focused the discussion on taking control of the Board and replacing a majority of the management team. Mantle Ridge initially proposed Mr. Reilley as a temporary CEO replacement until Air Products directors questioned his lack of recent experience and the instability of appointing an interim CEO. Several days later it was leaked to the media that Mantle Ridge's CEO candidate would be Mr. Menezes, who has never served as a public company CEO or director, and Mr. Reilley would be offered up as Executive Chairman.
- **The Board concluded that Mantle Ridge's choice of successor to Mr. Ghasemi was deeply troubling and called into question Mr. Hilal's judgment and preparation in seeking control of Air Products without any substantive plan for value creation.** It led the Board to conclude that further engagement with Mantle Ridge would be fruitless and the best course of action was to let shareholders decide the Company's direction.

3

Business Strategy and Capital Allocation

Claim

"Several speculative projects have been pursued with flaws and risks that are incompatible with the core business"

The Truth

Significant market demand for clean hydrogen exists today and is growing, validating our strategy with major offtakes for our projects . Clean hydrogen is a natural extension of our leading core industrial gas business model.

FACTS

- **Air Products has been at the forefront of capitalizing on clean hydrogen opportunities thanks to the scale and strategic positioning of its projects, as illustrated by its pioneering agreement to supply 70,000 tpy of green hydrogen to TotalEnergies under a 15-year take-or-pay offtake beginning in 2030.**
- Various leading companies, including TotalEnergies, have issued requests for quotation, requesting capacity that far exceeds the capacity of our green hydrogen projects. The output of our NEOM project represents less than 5% of the gray hydrogen used by European refineries *today*.
- Capturing even a small portion of the estimated global clean hydrogen market opportunity positions Air Products to deliver significant growth and shareholder value.
- **We are replicating our core industrial gas business model in clean hydrogen, and we expect our clean hydrogen projects to deliver returns at or above our core industrial gas return levels, producing significant additional value to our shareholders.** We will produce hydrogen under long-term, take-or-pay (e.g., minimum volume) arrangements, with anchor customers and long-term committed offtake.
- **We have rejected projects that did not satisfy our return thresholds and constantly assess project returns and risks.** To that effect, we are not pursuing the Texas Green Hydrogen joint venture as it did not meet our established guidelines for new, low-carbon projects.

Claim

"Lack of substantial offtake with creditworthy customer[s]"

The Truth

We have always intended to have fully-committed and reliable long-term offtake at attractive economics at the onstream date for our clean hydrogen projects.

FACTS

- **Our clean hydrogen projects will be underpinned by a majority of long-term, take-or-pay agreements with high quality customers, consistent with our traditional hydrogen business.**
- This strategy is evident in our current offtake agreements. To provide a few examples:

  ~35% of NEOM production is contracted on a take-or-pay basis, with negotiations underway for remaining production. We have a 15-year agreement with TotalEnergies to supply their European refineries. Founded in 1924, TotalEnergies is one of the largest energy companies in the world, with a $126 billion market capitalization[3] and A+ / Aa3 investment grade credit ratings.

  ~60% of Alberta, Canada production is committed, with negotiations underway for remaining production. We have a long-term contract with anchor customer Imperial Oil, Canada's largest petroleum refiner which is majority-owned by ExxonMobil.[4]

  We are in active discussions with potential offtakers for our Louisiana project, which is expected to come onstream in 2028. There remains significant time to finalize offtake contracts before the onstream date, and we will be strategic about our timing.

4

Financial Performance

Claim

"Below-Peer Profitability: EBITDA and EBIT Margins trail Linde..."

The Truth

We have industry-leading Adjusted EBITDA margin.[5] We enjoy margins similar to Linde and meaningfully higher than Air Liquide and Nippon Sanso.

FACTS

- **Our FY2024 Adjusted EBITDA margin[5] was 41.7%, versus Linde's disclosed margin of 38.2%.[6]** Consistent with how Linde reports its equity affiliates' income, we include equity affiliates' income in Adjusted EBITDA but not in sales.
- **We have consistently reported our Adjusted Operating margin[5] without any equity affiliates' income contribution, and we still maintain a strong margin on this basis.** Our FY2024 Adjusted Operating margin[5] of 24.4% trails Linde (28.8%) but is higher than Air Liquide (19.2%) and Nippon Sanso (13.1%).[7]

Claim

"Misleading Growth Calculation: not 10%, rather 8% EPS CAGR"

The Truth

We have delivered consistent results despite significant volatility in the global economy, including an 11% compound annual growth rate in our Adjusted EPS[5] between FY2014 and FY2024.

FACTS

- **Our double-digit growth rate reflects the same underlying business from beginning to end to ensure a like-for-like comparison. We consistently reconcile fiscal year Adjusted EPS and transparently disclose adjustments to arrive at the non-GAAP measure. Significant contributions from business divestitures, such as the 2016 Electronics Materials Division ("EMD") and 2017 Performance Materials Division ("PMD"), are not considered a like-for-like comparison to underlying business.** Our FY2024 Adjusted EPS[5] does not include any contribution from these two businesses.
- **Adjustments for capital structure and financing decisions, such as the EMD and PMD divestiture proceeds which were used to repay maturing debt, are not appropriate in EPS.**
  We did not redeploy the proceeds from EMD and PMD in a way that fundamentally changed the underlying business or skewed our long-term growth trajectory. Rather, we primarily used net proceeds to repay debt. Further, it would not be appropriate to include the EMD contribution to FY2014 Adjusted EPS because we spun-off the business and most of the value from that transaction accrued to our shareholders — not Air Products.[8]
- Moreover, our long-term organic sales growth is also higher than that of our peers. Air Products has grown at a 4% compound annual growth rate from FY2014 to FY2024.[9] The closest peer has a 2% long-term organic sales compound annual growth rate.

Claim

"ROIC is worst in industry"

The Truth

Based on Mantle Ridge's calculations, Air Products' ROIC (Return on Invested Capital) would be higher than that of Air Liquide's if not for Mantle Ridge's adjustment to remove goodwill and indefinite intangible assets from capital employed[10] – thereby giving Air Liquide the benefit of acquired profits while not properly capturing the consideration used to acquire those profits.

FACTS

- **Mantle Ridge's adjusted ROIC figures for Air Products are based on Mantle Ridge's extrapolation and are not substantiated by Company data.** Mantle Ridge has created its own arbitrary definition of return, referred to as "MR Adj. ROIC Excluding Construction in Progress," without providing sufficient data and detailed sourcing to support its assumptions.
- Based on Mantle Ridge's calculations,[11] Air Products' ROIC would be one percent higher than that of Air Liquide if not for Mantle Ridge's adjustment to remove goodwill and indefinite intangible assets from capital employed. This adjustment gives Air Liquide the benefit of acquired profits while not accounting for some of the consideration used to acquire those profits. Further, neither of Air Products nor Air Liquide report their returns on this basis.

5

Other Matters

Claim

"A 2021 arbitration panel found that the company Mr. Ghasemi previously led committed a largescale fraud on his watch."

The Truth

Mantle Ridge is attempting to smear Mr. Ghasemi by distorting a commercial dispute involving Rockwood Holdings — in which Mr. Ghasemi was dismissed as a party — perhaps to distract from ethical questions against Mr. Reilley.

FACTS

- **Mantle Ridge has distorted a commercial dispute** involving Rockwood Holdings and its sale in 2014 to Huntsman International when Mr. Ghasemi served as CEO.
- Huntsman International sued Rockwood Holdings and the engagement moved to arbitration. **Mr. Ghasemi and other named officers of Rockwood were dismissed as parties from the action prior to its resolution.**
- In a letter to the Air Products Board dated October 4, 2024, Mantle Ridge stated: *"We have admired with greatest satisfaction the Company's many important achievements under Seifi's leadership, and under the stewardship of the Board.* ***We have a deep admiration and personal regard and affection for Seifi."*** Mantle Ridge went further to say: ***"We are confident that change can be effected in a way that ensures Seifi's legacy is duly protected, preserved, and celebrated. This is a priority for us, just as it is for the Board."***
- Mantle Ridge seems to be spinning the facts of an unrelated commercial transaction to be convenient for its own interests perhaps to distract from the ethical questions against its own candidate, Mr. Reilley.

Claim

"To be clear, Mr. Reilley in no way acted inappropriately, and has never been accused of or charged with any impropriety or wrongdoing in connection with the matter."

The Truth

According to the court filings, two individuals testified under oath that a Director (later identified in media reports as Mr. Reilley) leaked confidential board information from three separate public companies, to a neighbor, including information regarding a merger transaction before it was publicly announced.

FACTS

- In February 2019, a purported friend of Mr. Reilley, John Davidson, signed a plea agreement with the United States, **admitting to making a false statement to the FBI that he had never received from "D.R." any non-public information, which "D.R." had acquired as a result of his position on the boards of Marathon Oil, DowDuPont, or Covidien.**[12] The plea agreement used the initials "D.R." only when referring to the director in question. We note that Mr. Reilley was not named directly in the complaint by the United States.
- Shortly thereafter, the media reported on the charges brought against Mr. Davidson, and noted clearly that the charges stemmed from the FBI's investigation into Mr. Reilley and whether insider information was provided about the impending merger of Covidien PLC, with its rival, Medtronic Inc.
- In an SEC enforcement action against an associate of Mr. Davidson, John Special, who was ordered to pay nearly $3 million for allegedly trading on the basis of the information leaked by Mr. Davidson, Mr. Special claimed to have received material, non-public information from a "Director" who served on the Boards of Covidien, Marathon Oil and DowDuPont, including, in the case of Covidien, regarding a proposed transaction between Covidien and Medtronic.
- While Mr. Reilley was never formally charged by the FBI or the SEC for any wrongdoing, the information revealed, if true, raises grave concerns about Mr. Reilley's judgement, trustworthiness and ability to comply with his basic duty of confidentiality as a director.
- **These circumstances not only call into question Mantle Ridge's judgment in putting Mr. Reilley forward, but also the credibility of the entire Mantle Ridge slate and campaign.** In the Board's view, this matter should disqualify Mr. Reilley from ever again serving on a public company board.

6

While Mantle Ridge pursues its campaign to appoint underqualified candidates to our Board with no clear plan for meaningful value creation, the Air Products Board and management team remain focused on maximizing value for all shareholders.We strongly recommend that you vote your shares “FOR” ONLY Air Products’ Nominees on the WHITE proxy card. Please discard any blue proxy card you may receive from Mantle Ridge. Thank you for your support.Sincerely, The Air Products Board of Directors YOUR VOTE IS IMPORTANT. Whether or not you plan to virtually attend the 2025 If you have any questions or require any assistance Annual Meeting, please take a few minutes now to with voting your shares, please call the Company’s vote by Internet or by telephone by following the proxy solicitor: instructions on the WHITE proxy card, or to sign, date and return the enclosed WHITE proxy card in Innisfree M&A Incorporated the enclosed postage-paid envelope provided. Regardless of the number of Company shares you 501 Madison Avenue, 20th Floor own, your presence by proxy is helpful to establish New York, New York 10022 a quorum and your vote is important.Shareholders: 1 (877) 750-0537Our Board of Directors Unanimously Recommends (toll-free from the U.S. and Canada) a Vote “For” Air Products’ Nine Nominees and or +1 (412) 232-3651 (from other countries) Proposals on the Enclosed WHITE Proxy Card.For more information regarding our Board nominees and strategy, visit: www.voteairproducts.comNon-GAAP This communication Financial contains Measures certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including adjusted most directly EPS and comparable adjusted financial EBITDA margin. measures On prepared our website, in accordance at investors. with airproducts. GAAP. Management com, we have believes included these reconciliations non-GAAP financial of these measures non-GAAP provide financial investors, measures potential to the provide investors, a more securities complete analysts, understanding and others of with the useful factors information and trends to affecting evaluate our our business. business The because non-GAAP such measures, financial measures when viewed supplement together our with GAAP our GAAP disclosures disclosures, and are comparable not meant to to be similarly considered titled in measures isolation or used as a by substitute other companies. for the most directly comparable measures prepared in accordance with GAAP. These measures may not be Forward-Looking This communication Statements contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-While looking forward-looking statements are statements based on management’s are made in good expectations faith and based and assumptions on assumptions, as of the expectations date of this and communication projections that and management are not guarantees believes of are future reasonable performance. based on statements currently available because information, of many factors, actual including performance the risk and factors financial described results may in our differ Annual materially Report from on Form projections 10-K for and the fiscal estimates year ended expressed September in the forward-looking 30, 2024 and other factors forward-looking disclosed statements in our filings contained with the Securities herein to reflect and Exchange any change Commission. in the assumptions, Except as required beliefs or by expectations law, we disclaim or any any change obligation in events, or undertaking conditions to or update circumstances or revise any upon which any such forward-looking statements are based.1 17, From 2024 Mantle and Mantle Ridge’s Ridge’s Refreshing Prosperity Air Products Begins Presentation with Integrity dated letter December to Air greater than $2.5 billion.Products’ shareholders dated January 6, 2025 9 GAAP Peers include sales CAGR Air Liquide, from 9/30/14 Linde to and 9/30/24 Nippon as Sanso. reclassified Air Products to give effect based to on 2 Based on market capitalization as of December 31, 2024. divestitures 12/31/14 to 12/31/24(E) of the PMD and and is EMD adjusted businesses. for its Air acquisition Liquide based of Airgas. on CAGR Linde from 3 Per Capital IQ. Market data as of December 31, 2024. based on CAGR from 12/31/16 to 12/31/24(E) and is adjusted for its 4 ExxonMobil company website. 3/31/25(E) combination and with is adjusted Praxair. Nippon for its acquisition Sanso based of Praxair on CAGR European from 3/31/18 Assets. to 5 Non-GAAP financial measure. See website for reconciliation. Starting revenue data-point is converted to USD at historical FX rate6 Linde Per Linde on an publicly-available LTM 9/30/2024 basis. company materials. Reflects Air Products and 10 From page 136 of Mantle Ridge’s Refreshing Air Products Presentation dated 7 Reflects Air Products, Linde and Nippon Sanso on an LTM 9/30/2024 basis and December 17, 2024.Air Liquide on an LTM 6/30/2024 basis, based on latest publicly-available 11 17, From 2024; Mantle page Ridge’s 136 titled Refreshing Return on Air Invested Products Capital Presentation is Far Below dated Peers. December financial statements. 12 Nolan Clay, The Oklahoman, February 27, 2019, “FBI insider trading probe 8 while Air Products EMD’s initial only repaid market approximately capitalization $ following 1 billion of separation debt with in EMD 2016 proceeds, was results in criminal charge in Oklahoma City federal court“

Also on January 9, 2025, the Company posted the following material on its website, https://www.voteairproducts.com/:

Investor Resources Press Releases WWW ALL PRES 2015 Air Products Sends Letter to Shareholders Correcting Mantle Ridge’s Falsehoods and Misleading Claims Air Products Board of Directors Issues Response to Mantle Ridge Air Products Board of Directors Reiterates Deliberate Succession Planning Process, Superior Quality of Its Board Candidates, and Strong Financial Performance READY FULL PRESS RELEA READ HAL PHES RELATE Shareholder Letters 2029 Air Products Board of Directors Issues Letter to Shareholders Correcting Mantle Ridge’s Falsehoods and Misleading Claims Retail Shareholder Brochure Air Products Board of Directors Issues Third Open Letter to Shareholders HEAD SHAREHOLDER LETTER A HEAD SHAREHOLDER LETTER Investor Presentations Investor Presentation DOWNLOAD PREMNITATRIN Recent News Acthrist Air Products Board Nominee is Said to be Source of Decade-old M&A Leak: Court Filling MAD TILL ARTIKE SEC Filings VIEW AN Additional Proxy Soliciting Materials -Definitive Additional Proxy Soliciting Materials -Definitive Additional Proxy Soliciting Materials -Definitive

Contact us Investor Inquires Media Inquires Proxy Solutions Discover more Stregy Our Board Disclaimer This website is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This website does not recommend the purchase or sale of any security. This website is not intended to be, nor should it be construed or used as, investment, tax er legal advice. This wetisite is the exclusive property of Air Products and may not be reproduced or distributed, in whole or in part, without the express prior written consent of the Company. Important Additional Information The Company and certain of its directors and executive officers are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”). The Company filed its definitive proxy statement (the “Definitive Proxy Statement”) and a WHITE universal proxy card with the U.S. Securities and Exchange Commission (the SEC) on December 3. 2024 in connection with such solicitation of proxies from the Company’s shareholders, SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH DEFINITIVE PROXY STATEMENT, ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Definitive Proxy Statement contains information regarding the identity of the participants, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities and can be found in the appendix titled “Supplemental information Regarding Participants in the solicitation of the Definitive Proxy Statement and available here information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3. 4, and 5. which are available on the Company’s website available here or through the SEC’s website at www.sec.gov. Shareholders will be able to obtain the Definitive Proxy Statement, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://investors airproducts.com Cautionary Statement The timing of these postings are made at the discretion of the Company. Readers should not assume that the information contained on this website has been updated or otherwise contains current information. The Company does not review past postings to determine whether they remain accurate, and information contained in such postings may have been superseded This website contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including the risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and other factors disclosed in our fitings with the Securities and Exchange Commission. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs or expectations or any change in events, conditions or circumstances upon which any such forward-looking statements are based, Testimonials. Other Quotations and Third-Party Statements This website may contain or refer to news, commentary and other information relating to the Company generated by, or sourced from, persons or companies that are not affiliated with the Company. The Company has neither sought nor obtained consent from any other third party to use any statements or information contained herein that have been obtamed or derived from statements made or published by such third parties. including without limitation, information generated by Mantle Ridge LP or its affiliated parties icollectively, the “Dissident Group). The Company has not assisted in the preparation of any third party information, including without limitation, information generated by the Dissident Group. Any statement or information that is obtained or derived from statements made or published by a third party should not be viewed as indicating the support of such third party for any view expressed on this website. This website may contain links to articles and/or videos (collectively, “Media”). The views and opinions expressed in such Media or those of the authorts/speakerts) referenced or quoted in such Media, unless specifically noted otherwise, do not necessarily represent the opinions of the Company.

Also on January 9, 2025, the Company posted the following material on its website, https://www.airproducts.com/:

Gas Supply Industries Applications MyAirProducts 01/05/2025 LEHIGH VALLEY, PA Air Products Sends Letter to Shareholders Correcting Mantle Ridge’s Falsehoods and Misleading Claims Conucs Katie McDonald | -1 610 491 3673 investor Contact Eric Guter | -1 610481 1872 MunShieh | -1 610 481 2355 Air Products’ (NYSEAPD) Board of Directors today sent a tetter to shareholders in connection with its upcoming 2025 Annual Meeting of Shareholders (the ‘“Annual Meetings, which will be held at 8:30 a.m, U.S Eastern Time on January 23,2025. Ail Air Products shareholders of record as of the dose of business on November 27,2024 will be entitled to vote at the Annual Meeting. The setter is available at voteairproducts.com.

The full text of the letter to shareholders follows, Dear Fellow Shareholder, As the Air Products Annual Meeting quickly approaches, you have an important decision to make regarding the future of your investment We are hard at work executing on our strategy to deliver long-term, susoinabte value for shareholders by growing our core industrial gas business, white capitalizing upon our first-mover advantage in clean hydrogen, Mantie Ridge is seeking to mislead shareholders to achieve its self-interested, short-term goals. It has provided false and out-of-context information in a desperate attempt to distract from Air Products’ progress and the deficiencies of Mantle Ridge’s underqualified director candidates, who are inferior to Air Products’ highly qualified candidates. We are writing to set the record straight regarding certain of Mantle Ridge’s unfounded claims: Claim1 | Facta Management and Board â– ‘Monde Ridge’s four—Paul Hilal possesses zero Industrial experience, zero chemicals or Director Nominees ore energy experience, and zero industrial gases experience. Counting Highly (Ratified’ “engagement with APD’ as such is incredibly misleading given Mr. Hilal has never served as a director of Air Products. Working at hedge funds The Truth; Air Products’ that owned shares in Air Products 10 years apart does not create nominees have industrial gas expertise Mr, Hilal also has a track record of shareholder significantly superior value destruction and mismanaged succession processes at alt of Mantle and more recent Ridges public activist campaigns—Aramark, CSX and Dollar Tree, experience In Industrial * Unable to attract the high-caliber nominees that Air Products’ gases and chemicals. Board could accept, Mr. Hilal appears to have turned to his pre namely Alfred Stern. existing relationships and substandard nominees, who are Wayne Smith, Bob Patel accustomed to being hired by activist investors, so that he can fill and lisa Davis. his now even further reduced slate of candidates, Dennis Rei Iley has outdated experience—his last executive or operating role was over 18 years ago, and his last board scat was nearly six years ago. Mr. Reilley was also a former Mantle Ridge nominee at CSX and Dollar Tree and has misaligned himself from the interests of Air Products’ shareholders by entering into a two-year consulting agreement with Mantle Ridge * Sworn testimony on Mr, Reilley reportedly leaking confidential board information to a neighbor while serving on the boards of Covldien, DowDuPont and Marathon Oil, should certainly be disqualifying if true. Tracy McKibben’s energy experience stems mostly from running what appears to be her own small investment and consulting firm rather than direct, executive level experience possessed by the Company’s nominees, Lisa Davis and Alfred Stern. Ms, McKibben also has a concerning history with activist investor The Clinton Group while serving on the board of a microcap company whose shares dropped from 543.60 to just 50.75 during her tenure on the board. Andrew Evans has Industry credentials limited to the U.S. and renewable energy experience that Is Inferior In caliber and scope to that of the Company nominees, specifically Lisa Davis. Mr. Evans similarly has affiliations with activist investor Carl Icahn, suggesting Mr, Evans and Ms. McKibben were chosen by Mantle Ridge for their potential loyalty to Mr. Hilal, rather than superior shllsets. We believe the appointment of any one of Mantle Ridge’s underqualified candidates to our Board could be fundamentally destructive to our business,

× *"Lack of credible succession plan"* ***The Truth:*** **We have a CEO succession plan underway and anticipate timely announcement of a new President and related timeline for CEO succession no later than March 31, 2025.**	✓ The Board recognizes that succession planning is one of our most important roles, and an ongoing process based on the unique needs of the Company. ✓ The process, which was launched in January 2023 and was formally announced in August 2024, prior to D.E. Shaw's or Mantle Ridge's involvement, is led by our Lead Independent Director with the support of the full Board and an independent search firm. ✓ The Board search process has included 1000+ candidates. **Five prioritized candidates are in the course of being actively assessed by the full Board.** These candidates are of superior caliber and experience, well-known to investors, and are current or former public company CEOs with significant international experience and relationships. ✓ This proxy contest has stalled our progress as many of the candidates have made clear they want to understand the outcome of the election before proceeding. We anticipate the announcement of a new President and related timeline for CEO succession no later than March 31, 2025.
× *"…Mantle Ridge believes the reconstituted Board should interview Eduardo Menezes…"* ***The Truth:*** **Mantle Ridge is seemingly more interested in erratically and self-servingly replacing a successful and well-respected CEO with an underqualified candidate who will do their short-term bidding to the detriment of long-term value creation for shareholders.**	✓ Air Products is a global and complex organization with an approximately $65 billion market capitalization,[2] over 23,000 employees and industrial gas projects in more than 50 countries. These include world-scale projects that require interacting with heads of state and other government officials. Accordingly, **prior public company CEO experience is a critical requirement for our next CEO, as is a thoughtful transition process.** ✓ **Eduardo Menezes does not possess any public company CEO or board experience.** Mantle Ridge admits in its December 10, 2024 letter to Air Products' shareholders that Mr. Menezes was passed over for an "able alternative" as CEO of Linde. ✓ Further, Mr. Menezes has been retired since leaving Linde in 2021. He would require substantial on-the-job training to get up to speed during a pivotal moment for the Company. ✓ **Mr. Menezes is insufficiently experienced and fails to meet the criteria for Air Products' next CEO that the Board has been actively pursuing.** ✓ **Mantle Ridge does not trust their own CEO candidate to stand alone.** Mantle Ridge only advocates for Mr. Menezes' appointment as CEO if paired with Mr. Reilley who has stale experience and appears disqualified to ever serve on a board again, based on media reports and court transcripts that he leaked confidential board information at three public companies where he served as a director.

× *Ed Monser "Failed to adequately engage with shareholders D.E. Shaw & Co. and Mantle Ridge"* × *"Independent Directors' access to shareholders is limited or chaperoned"* ***The Truth*:** **The Board is open to shareholder feedback and is committed to maintaining a robust shareholder engagement program. As such, the Board engaged with both D.E. Shaw and Mantle Ridge, and Ed Monser himself had multiple follow-up calls with Mr. Hilal.**	✓ **Mr. Hilal's suggestion that director engagement with shareholders has been "chaperoned" is disingenuous.** During FY 2024, independent directors held a number of meetings to discuss a range of topics with our largest shareholders. ✓ **Following receipt of D.E. Shaw's letter, the full Board met in person with D.E. Shaw to hear their views directly.** This meeting occurred prior to Mantle Ridge's involvement and D.E. Shaw's subsequent decision not to formally nominate directors. ✓ **Less than a week after learning of Mantle Ridge's investment, an ad-hoc committee of independent Air Products directors held a four-hour in-person meeting with Mantle Ridge to better understand Mr. Hilal's proposals for the Company.** Mantle Ridge came ill-prepared with no formal presentation and focused the discussion on taking control of the Board and replacing a majority of the management team. Mantle Ridge initially proposed Mr. Reilley as a temporary CEO replacement until Air Products directors questioned his lack of recent experience and the instability of appointing an interim CEO. Several days later it was leaked to the media that Mantle Ridge's CEO candidate would be Mr. Menezes, who has never served as a public company CEO or director, and Mr. Reilley would be offered up as Executive Chairman. ✓ **The Board concluded that Mantle Ridge's choice of successor to Mr. Ghasemi was deeply troubling and called into question Mr. Hilal's judgment and preparation in seeking control of Air Products without any substantive plan for value creation.** It led the Board to conclude that further engagement with Mantle Ridge would be fruitless and the best course of action was to let shareholders decide the Company's direction.

Business Strategy and Capital Allocation	
× *"Several speculative projects have been pursued with flows and risks that are incompatible with the core business"* ***The Truth*: Significant market demand for clean hydrogen exists today and is growing, validating our strategy with major offtakes for our projects. Clean hydrogen is a natural extension of our leading core industrial gas business model.**	✓ **Air Products has been at the forefront of capitalizing on clean hydrogen opportunities thanks to the scale and strategic positioning of its projects, as illustrated by its pioneering agreement to supply 70,000 tpy of green hydrogen to TotalEnergies under a 15-year take-or-pay offtake beginning in 2030.** ✓ Various leading companies, including TotalEnergies, have issued requests for quotation, requesting capacity that far exceeds the capacity of our green hydrogen projects. The output of our NEOM project represents less than 5% of the gray hydrogen used by European refineries *today*. ✓ Capturing even a small portion of the estimated global clean hydrogen market opportunity positions Air Products to deliver significant growth and shareholder value. ✓ **We are replicating our core industrial gas business model in clean hydrogen, and we expect our clean hydrogen projects to deliver returns at or above our core industrial gas return levels, producing significant additional value to our shareholders.** We will produce hydrogen under long-term, take-or-pay (e.g., minimum volume) arrangements, with anchor customers and long-term committed offtake. ✓ **We have rejected projects that did not satisfy our return thresholds and constantly assess project returns and risks.** To that effect, we are not pursuing the Texas Green Hydrogen joint venture, as it did not meet our established guidelines for new, low-carbon projects.

× *"Lack of substantial offtake with creditworthy customer[s]"* ***The Truth*: We have always intended to have fully-committed and reliable long-term offtake at attractive economics *at the onstream date* for our clean hydrogen projects.**	✓ **Our clean hydrogen projects will be underpinned by a majority of long-term, take-or-pay agreements with high quality customers, consistent with our traditional hydrogen business.** ✓ This strategy is evident in our current offtake agreements. To provide a few examples: • **~35% of NEOM production is contracted on a take-or-pay basis, with negotiations underway for remaining production.** We have a 15-year agreement with TotalEnergies to supply their European refineries. Founded in 1924, TotalEnergies is one of the largest energy companies in the world, with a $126 billion market capitalization[3] and A+ / Aa3 investment grade credit ratings. • **~60% of Alberta, Canada production is committed, with negotiations underway for remaining production.** We have a long-term contract with anchor customer Imperial Oil, Canada's largest petroleum refiner which is majority-owned by ExxonMobil.[4] • **We are in active discussions with potential offtakers for our Louisiana project, which is expected to come onstream in 2028.** There remains significant time to finalize offtake contracts before the onstream date, and we will be strategic about our timing.

Financial Performance	
× *"Below-Peer Profitability: EBITDA and EBIT Margins trail Linde…"* ***The Truth*: We have industry-leading Adjusted EBITDA margin.[5] We enjoy margins similar to Linde and meaningfully higher than Air Liquide and Nippon Sanso.**	✓ **Our FY2024 Adjusted EBITDA margin[5] was 41.7%, versus Linde's disclosed margin of 38.2%.[6]** Consistent with how Linde reports its equity affiliates' income, we include equity affiliates' income in Adjusted EBITDA but not in sales. ✓ **We have consistently reported our Adjusted Operating margin[5] above *without* any equity affiliates' income contribution, and we still maintain a strong margin on this basis.** Our FY2024 Adjusted Operating margin[5] above of 24.4% trails Linde (28.8%) but is higher than Air Liquide (19.2%) and Nippon Sanso (13.1%).[7]
× *"Misleading Growth Calculation: not 10%, rather 8% EPS CAGR"* ***The Truth*: We have delivered consistent results despite significant volatility in the global economy, including an 11% compound annual growth rate in our Adjusted EPS[5] between FY2014 and FY2024.**	✓ **Our double-digit growth rate reflects the same underlying business from beginning to end to ensure a like-for-like comparison. We consistently reconcile fiscal year Adjusted EPS and transparently disclose adjustments to arrive at the non-GAAP measure. Significant contributions from business divestitures, such as the 2016 Electronics Materials Division ("EMD") and 2017 Performance Materials Division ("PMD"), are not considered a like-for-like comparison to underlying business.** Our FY2024 Adjusted EPS[5] above does not include any contribution from these two businesses. ✓ **Adjustments for capital structure and financing decisions, such as the EMD and PMD divestiture proceeds which were used to repay maturing debt, are not appropriate in EPS.** • We did not redeploy the proceeds from EMD and PMD in a way that fundamentally changed the underlying business or skewed our long-term growth trajectory. Rather, we primarily used net proceeds to repay debt. Further, it would not be appropriate to include the EMD contribution to FY2014 Adjusted EPS because we spun-off the business and most of the value from that transaction accrued to our shareholders – not Air Products.[8] ✓ Moreover, our long-term organic sales growth is also higher than that of our peers. Air Products has grown at a 4% compound annual growth rate from FY2014 to FY2024.[9] The closest peer has a 2% long-term organic sales compound annual growth rate.
× *"ROIC is worst in industry"* ***The Truth:* Based on Mantle Ridge's calculations, Air Products' ROIC (Return on Invested Capital) would be higher than that of Air Liquide's if not for Mantle Ridge's adjustment to remove goodwill and indefinite intangible assets from capital employed[10] – thereby giving Air Liquide the benefit of acquired profits while not properly capturing the consideration used to acquire those profits.**	✓ **Mantle Ridge's adjusted ROIC figures for Air Products are based on Mantle Ridge's extrapolation and are not substantiated by Company data.** Mantle Ridge has created its own arbitrary definition of return, referred to as "MR Adj. ROIC Excluding Construction in Progress," without providing sufficient data and detailed sourcing to support its assumptions. ✓ Based on Mantle Ridge's calculations,[11] Air Products' ROIC would be one percent higher than that of Air Liquide if not for Mantle Ridge's adjustment to remove goodwill and indefinite intangible assets from capital employed. This adjustment gives Air Liquide the benefit of acquired profits while not accounting for some of the consideration used to acquire those profits. Further, neither of Air Products nor Air Liquide report their returns on this basis.

Other Matters	
× *"A 2021 arbitration panel found that the company Mr. Ghasemi previously led committed a largescale fraud on his watch."* ***The Truth:*** **Mantle Ridge is attempting to smear Mr. Ghasemi by distorting a commercial dispute involving Rockwood Holdings – in which Mr. Ghasemi was dismissed as a party – perhaps to distract from ethical questions against Mr. Reilley.**	✓ **Mantle Ridge has distorted a commercial dispute** involving Rockwood Holdings and its sale in 2014 to Huntsman International when Mr. Ghasemi served as CEO. ✓ Huntsman International sued Rockwood Holdings and the engagement moved to arbitration. **Mr. Ghasemi and other named officers of Rockwood were dismissed as parties from the action prior to its resolution.** ✓ In a letter to the Air Products Board dated October 4, 2024, Mantle Ridge stated: *"We have admired with greatest satisfaction the Company's many important achievements under Seifi's leadership, and under the stewardship of the Board.* ***We have a deep admiration and personal regard and affection for Seifi****."* Mantle Ridge went further to say: *"****We are confident that change can be effected in a way that ensures Seifi's legacy is duly protected, preserved, and celebrated. This is a priority for us, just as it is for the Board****."* ✓ Mantle Ridge seems to be spinning the facts of an unrelated commercial transaction to be convenient for its own interests perhaps to distract from the ethical questions against its own candidate, Mr. Reilley.
× *"To be clear, Mr. Reilley in no way acted inappropriately, and has never been accused of or charged with any impropriety or wrongdoing in connection with the matter."* ***The Truth:*** **According to the court filings, two individuals testified under oath that a Director (later identified in media reports as Mr. Reilley) leaked confidential board information from three separate public companies, to a neighbor, including information regarding a merger transaction before it was publicly announced.**	✓ In February 2019, a purported friend of Mr. Reilley, John Davidson, signed a plea agreement with the United States, **admitting to making a false statement to the FBI that he had never received from "D.R." any non-public information, which "D.R." had acquired as a result of his position on the boards of Marathon Oil, DowDuPont, or Covidien.**[12] The plea agreement used the initials "D.R." only when referring to the director in question. We note that Mr. Reilley was not named directly in the complaint by the United States. ✓ Shortly thereafter, the media reported on the charges brought against Mr. Davidson, and noted clearly that the charges stemmed from the FBI's investigation into Mr. Reilley and whether insider information was provided about the impending merger of Covidien PLC, with its rival, Medtronic Inc. ✓ In an SEC enforcement action against an associate of Mr. Davidson, John Special, who was ordered to pay nearly $3 million for allegedly trading on the basis of the information leaked by Mr. Davidson, Mr. Special claimed to have received material, non-public information from a "Director" who served on the Boards of Covidien, Marathon Oil and DowDuPont, including, in the case of Covidien, regarding a proposed transaction between Covidien and Medtronic. ✓ While Mr. Reilley was never formally charged by the FBI or the SEC for any wrongdoing, the information revealed, if true, raises grave concerns about Mr. Reilley's judgement, trustworthiness and ability to comply with his basic duty of confidentiality as a director. ✓ **These circumstances not only call into question Mantle Ridge's judgment in putting Mr. Reilley forward, but also the credibility of the entire Mantle Ridge slate and campaign.** In the Board's view, this matter should disqualify Mr. Reilley from ever again serving on a public company board.

While Mantle Ridge pursues is campaign to appoint underqualified candidates to our Board with no clear plan for meaningful value creation, me Air Products Soard and management team remain focused on maximizing value for all shareholders. We strongly recommend that you vote your shares “FOR” ONLY Air Products’ Nominees on the WHITE proxy card. Please discard any blue proxy card you may receive from Mantie Ridge Thank you for your support Sincerely, The Air Products Board of Directors For more information regarding our Board nominees and strategy, please visit: www.voteairproducts.com YOUR VOTE IS IMPORTANT. Whether or not you plan to virtually attend the 2025 Annual Meeting, please take a few minutes new to vote by Internet or by telephone by following the instructions on the WHITE proxy card, or to sign, date and return the enclosed WHITE proxy card in trie enclosed postage-paid envelope provided Regardless of the number of Company snares you own, your presence by proxy is helpful to establish a quorum and your vote is important. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ONLY AIR PRODUCTS NINE NOMINEES ANO PROPOSALS ON THE ENCLOSED WHITE PROXY CARD. If you have any questions or require any assistance with voting your shares, please call the Company’s proxy solicitor: Innisfree M&A Incorporated 501 Madison Avenue. 20th Floor New York, New York 10022 Shareholders: 1 (877) 750-0537 (toll-free from the U.S. and Canada) or 1 (4)2) 232-3651 (from other countries)

From Mantle Ridget Janaury 6, 2025 Air Ue-Me Sa«i on CAS# from 1131/14 to 1 2 Ji -24:1 on a CjusteS far da aw- eten s’ Aegaa Unfit taws on CAGA from 12/31/14 Co 12/31 2a . ord .a adjusted ‘c- da niMrM0cn Mtn Praaa-r Nippon Sanae Case; on Vote only “FOR” Air Products’ Director Nominees on the White Proxy Card today! About Air Products Air Products (NYSElAPD) is a world-leading industrial gases company in operation for over 80 years focused on serving energy, environmental, and emerging markets and generating a cleaner future. The Company supplies essential industrial gases, related equipment and applications expertise to customers in dozens of industries, including refining, chemicals, metals, electronics, manufacturing, medical and food. As the leading global supplier of hydrogen, Air Products also develops, engineers, builds, owns and operates some of the world’s largest dean hydrogen projects, supporting the transition to low- and zero-carbon energy in the industrial and heavy-duty transportation sectors. Through its sale of equipment businesses, the Company also provides turbomachinery, membrane systems and cryogenic containers globally. Air Products had fiscal 2024 sales of Si 2 J billion from operations in approximately 50 countries and has a current market capitalization of about $65 billion. Approximately 23,000 passionate, talented and committed employees from diverse backgrounds are driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance sustainability and reimagine what’s possible to address the challenges facing customers, communities, and the world. For more information, visit airproducts.com or foltow us on unkedln, X, Facebook or Instagram Non-GAAP Financial Measures This communication contains certain financial measures that are not prepared in accordance with US. generally accepted accounting principles (“GAAP”), including adjusted EPS and adjusted EBITDA margin. On our website, at mvestors.airproducts.com, we nave included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared In accordance with GAAP. Management believes these nonGAAP financial measures provide investors, potential investors, securities analysts, and others with useful information to evaluate our business because such measures, when viewed together with our GAAP disclosures, provide a more complete understanding of the factors and trends affecting our business. The non-GAAP financial measures supplement our GAAP disclosures and are not meant to be considered in isolation or as a substitute for the most directly comparable measures prepared in accordance with GAAP. These measures may not be comparable to similarly tided measures used by other companies.

Forward-Looking Statements This communication contains “forward-looking statements’within the safe harbor provisions of the Private Securities litigation Reform Act of 1995 These forward-looking statements are based on managements expectations and assumptions as of the date of this communication and are not guarantees of future performance. While forward-looking statements are made in good fain and based on assumptions, expectations and projections that management betteves are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-lOOlong statements because of many factors, including the risk factors described in our Annual Report on Form 10K for the fiscal year ended September 30.2024 and other factors disclosed in our filings with the Securities and Exchange Commission. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to refiect any change in the assumptions, beliefs or expectations or any change in events,, conditions or circumstances upon which any such forwardlooking statements are based- GENERATING V PRODUCTS A CLEANER FUTURE FOr Customers For Potential Employees For Suppliers For the Press MyAirProducts Search Joo Opehnjs MyArProducts l^rw Center Customer Support Company rtjxory Paymen: Executive Btographies Connect) nj OVine Photo Library SOS Library Susunat’Ty What W# Buy Safetygams Careers CertScations Code of Conduct Gas Facts IncefmyLine PRODUCTS Industries Applications MyAirProducts NEWS CENTER Air Products Sends Letter to Shareholders Correcting Mantle Ridge’s Falsehoods and Misleading Claims connection with its upcomming 2025 Shareholders, which will be held at $30 a.m. US. Eastern Time on January 23,2025. Read More

RECENT NEWS Air Products Sends Air Products’ Board Air Products Board Air Products Files Letter to of Directors Issues of Directors Investor Shareholders Response to Mantle Reiterates Presentation Correcting Mantle Ridge Deliberate Highlighting Ridge’s Falsehoods Succession Planning Successful Two-Pillar I and Misleading I Process, Superior Strategy to Deliver Claims Quality of its Board Superior Candidates, and Shareholder Value Strong Financial Performance Select Topic Select Year Select Feed All Topics 09 JANUARY 2025 Air Products Sends Letter to Shareholders Correcting Mantle Ridge’s Falsehoods and Misleading Claims Air Product! Board of D rectors Mnto letter to atwwholdtrs in connection with its upcoming2025 Annual Meetngof Shareholders which will be held at 830 a.m U.S. Eastern! Time on January 23,2025. PRODUCTS Gas supply industries Applications MyAirProducts Air products sends letter to shareholders correcting mantle Ridge’s Falsehoods and Misleading Claims Read press release

FEATURED NEWS 09 JANUARY 2025 08 JANUARY 2025 07 JANUARY 2025 18 DECEMBER 2024 Air Produces Sends Air Products’ Board Air Products Board Air Products Files Letter to of Directors Issues of Directors Investor Shareholders Response to Mantle Reiterates Presentation Correcting Mantle Ridge Deliberate Highlighting Ridge’s Falsehoods H Succession Planning Successful Two-Pillar and Misleading Process, Superior Strategy to Deliver Claims Quality of its Board I Superior Candidates, and Shareholder value Strong Financial Performance

Also on January 9, 2025, the Company posted the following material on its website, https://www.investors.airproducts.com/:

Air Products Sends Letter to Shareholders Correcting Mantle Ridge’s Falsehoods and Misleading Claims Air Products’ Board of Response to Mantle Ridge Air Products of Directors Reiterates Deliberate Succession Planning Process, Superior Quality of its Board Candidates, and Strong Financial Performance Air Products Files Investor Presentation Highlighting Successful Two-Pillar Strategy to Deliver Superior Shareholder Value

Also on January 9, 2025, the Company made the following posts to its social media platforms:

Air products 476528 followers 9 jan 2025 Air Products Borad of Director today sent a letter to shareholders in connection with its upcoming 2025 Annual Meeting of Shearholders to be held at 8:30 am USET, January 23, 2025 Air Products Sends Letter to Shareholder Correcting Mantle Ridge’s Falsehoods and Misleading Claims

Air Products @airproducts. Today at 8:30 am Air products 476528 followers 9 jan 2025 Air Products Borad of Director today sent a letter to shareholders in connection with its upcoming 2025 Annual Meeting of Shearholders to be held at 8:30 am USET, January 23, 2025 Air Products Sends Letter to Shareholder Correcting Mantle Ridge’s Falsehoods and Misleading Claims